As filed with the Securities and Exchange Commission on December 14, 2017
Registration No. 333-204315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-204315
UNDER THE SECURITIES ACT OF 1933
________________________
BREITBURN ENERGY PARTNERS LP*
BREITBURN FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
________________________

Delaware	74-3169953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
________________________
Gregory C. Brown
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*	Includes certain subsidiaries of Breitburn Energy Partners LP identified on the following page that may guarantee the Debt Securities and the 7.875% Senior Notes due 2022.

ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Breitburn GP LLC	Delaware	74-3169948
Breitburn Management Company LLC	Delaware	76-0822858
Breitburn Operating LP	Delaware	11-3785529
Breitburn Operating GP LLC	Delaware	11-3785525
Alamitos Company	California	33-0449156
Breitburn Florida LLC	Delaware	26-0267424
Breitburn Sawtelle LLC	Delaware	35-2417661
GTG Pipeline LLC	Virginia	26-2033760
Mercury Michigan Company, LLC	Michigan	26-2033380
Phoenix Production Company	Wyoming	83-0291427
Terra Energy Company LLC	Michigan	26-1389616
Terra Pipeline Company LLC	Michigan	26-2033146
Beaver Creek Pipeline, L.L.C.	Michigan	74-2927887
Breitburn Oklahoma LLC	Delaware	46-3094714
Breitburn Transpetco GP LLC	Delaware	20-2717222
Breitburn Transpetco LP LLC	Delaware	20-2717188
Transpetco Pipeline Company, L.P.	Delaware	72-1302620
QR Energy, LP	Delaware	90-0613069
QRE GP, LLC	Delaware	90-0612855
QRE Operating, LLC	Delaware	80-0659097
____________________

(1)
The address for the registrant guarantors is 707 Wilshire Boulevard, Suite 4600, Los Angeles, California 90017, and the telephone number for the registrant guarantors is (213) 225-5900. The Primary Industrial Classification Code for the registrant guarantors is 1311.

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (“Post-Effective Amendment”) filed by Breitburn Energy Partners LP (the “Partnership”) deregisters all common units representing limited partnership interests of the Partnership (the “Common Units”) and other securities of the Partnership remaining unissued on the following Registration Statement on Form S-3 (“Registration Statement”) filed by the Partnership with the Securities and Exchange Commission:

●
Registration Statement on Form S-3 (No. 333-204315), filed on May 19, 2015, registering Common Units, preferred units, debt securities, which may be senior secured or unsecured debt securities or subordinated debt securities, and other classes of Partnership securities.

As previously disclosed, on May 15, 2016, the Partnership and certain of its affiliates filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Chapter 11 Cases are being administered jointly under the caption In re Breitburn Energy Partners LP, et al., Case No. 16-11390.
As a result of the Chapter 11 Cases, the Partnership has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Partnership hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of December, 2017.

BREITBURN ENERGY PARTNERS LP

By:	Breitburn GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer

BREITBURN OPERATING LP

By:	Breitburn Operating GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer

ALAMITOS COMPANY
BEAVER CREEK PIPELINE, L.L.C.
BREITBURN FINANCE CORPORATION
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
PHOENIX PRODUCTION COMPANY
QRE GP, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer

BREITBURN OPERATING GP LLC
BREITBURN GP LLC
BREITBURN MANAGEMENT COMPANY LLC

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer

BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE LLC
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC

By:	Breitburn Operating LP,
its sole member

By:	Breitburn Operating GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer

QR ENERGY, LP

By:	QRE GP, LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

QRE OPERATING, LLC

By:	QR Energy, LP,
its sole member

By:	QRE GP, LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

TRANSPETCO PIPELINE COMPANY, L.P.

By:	Breitburn Operating LP,
on behalf of itself and as the sole member of Breitburn Transpetco GP LLC, each a general partner

By:	Breitburn Operating GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and
Chief Financial Officer
No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended